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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 7, 2002, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001 in the following:

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  The Registration Statement (Form S-8 No. 33-87394) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;
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  the Registration Statement (Form S-8 No. 33-95422) pertaining to the Veeco Instruments Inc. Employee Stock Purchase Plan;
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  the Registration Statement (Form S-8 No. 33-95424) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan;
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  the Registration Statement (Form S-8 No. 333-08981) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;
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  the Registration Statement (Form S-8 No. 333-35009) pertaining to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;
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  the Registration Statement (Form S-8 No. 333-79469) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;
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  the Registration Statement (Form S-8 No. 333-36348) pertaining to the CVC, Inc. 1999 Non-Employee Directors' Stock Option Plan, the CVC, Inc. Amended and Restated 1997 Stock Option Plan, the CVC Holdings, Inc. Stock Option Plan, the Non-Qualified Stock Option Agreements Dated as of March 31, 1999 Between Commonwealth Scientific Corporation, Inc. and Certain Employees and Directors, the Incentive Stock Option Agreements Between Commonwealth Scientific Corporation, Inc. and Certain Employees and the CVC Holdings, Inc. Stock Option Agreements Between CVC Holdings, Inc. and Certain Employees;
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  the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan;
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  the Registration Statement (Form S-8 No. 333-49476) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees;
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  the Registration Statement (Form S-8 No. 333-66574) pertaining to amendments to the Veeco Instruments Inc. 2000 Stock Option Plan and to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees;
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  the Registration Statement (Form S-8 No. 333-69554) pertaining to the Applied Epi, Inc. 1993 Stock Option Plan, the Applied Epi, Inc. 2000 Stock Option Plan and certain Non-Qualified Restricted Stock Option Agreements between Applied Epi and Certain Employees and Former Employees of Applied Epi;
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  the Registration Statement (Form S-8 No. 333-88946) pertaining to the offer and sale of 2,200,000 shares of common stock under the 2000 Stock Option Plan;
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  and the Registration Statement (Form S-3 No. 333-84252) pertaining to the Veeco Instruments Inc. 4 1/8% Convertible Subordinated Notes Due 2008, the common stock issuable upon conversion of the notes and certain additional shares of common stock.

Melville, New York
November 22, 2002

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Consent of Independent Auditors